Exhibit 99.2

   Designated Filer:                      Warburg Pincus Private Equity IX, L.P.
   Issuer & Ticker Symbol:                Synutra International, Inc. (SYUT)
   Date of Event Requiring Statement:     March 3, 2014

                             JOINT FILER INFORMATION

   Joint Filers:

   1. Name:           Warburg Pincus IX LLC
   Address:           c/o Warburg Pincus LLC
                      450 Lexington Avenue
                      New York, NY 10017

   2. Name:           Warburg Pincus Partners LLC
   Address:           c/o Warburg Pincus LLC
                      450 Lexington Avenue
                      New York, NY 10017

   3. Name:           Warburg Pincus & Co.
   Address:           450 Lexington Avenue
                      New York, NY 10017

   4. Name:           Warburg Pincus LLC
   Address:           450 Lexington Avenue
                      New York, NY 10017

   5. Name:           Charles R. Kaye
   Address:           c/o Warburg Pincus LLC
                      450 Lexington Avenue
                      New York, NY 10017

   6. Name:           Joseph P. Landy
   Address:           c/o Warburg Pincus LLC
                      450 Lexington Avenue
                      New York, NY 10017